Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Second Quarter 2014 Results

ATLANTA, July 23, 2014 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended June 30, 2014. The company reported revenue from continuing operations of $613.9 million in the second quarter of 2014, a 5 percent increase from the second quarter of 2013 and a 6 percent increase in local currency.

Second quarter diluted EPS from continuing operations attributable to Equifax was $0.75, an increase of 2 percent from the second quarter of 2013. On a non-GAAP basis, adjusted EPS attributable to Equifax, excluding the impact of acquisition-related amortization expense, net of associated tax impacts, was $0.96, up 5 percent from the second quarter of 2013.

“Our second quarter performance was very strong and above our guidance due primarily to continued strong execution on our key strategic initiatives. For the quarter, the mortgage market headwind was consistent with our expectation,” said Richard F. Smith, Chairman and Chief Executive Officer of Equifax. “Given our strong, first half performance and the abating mortgage headwinds, our full year outlook for 2014 has improved.”

Second Quarter 2014 Highlights

•	Operating margin was 27.3 percent for the second quarter of 2014, compared to 26.9 percent in the second quarter of 2013.

•	We repurchased 0.7 million of our common shares on the open market for $49.0 million during the second quarter of 2014. At June 30, 2014, our remaining authorization for future share repurchases was $141.7 million.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $264.1 million in the second quarter of 2014, a 2 percent increase when compared to the second quarter of 2013.

•	Online Consumer Information Solutions revenue was $191.3 million, up 4 percent when compared to a year ago.
•	Mortgage Solutions revenue was $27.6 million, down 15 percent from a year ago.

•	Consumer Financial Marketing Services (CFMS) revenue was $45.2 million, up 7 percent when compared to a year ago.

Operating margin for USCIS was 41.5 percent in the second quarter of 2014 compared to 40.2 percent in the second quarter of 2013.

International

Total revenue was $153.4 million in the second quarter of 2014, an 18 percent increase from the second quarter of 2013 and a 23 percent increase on a local currency basis.

•	Latin America revenue was $47.9 million, up 19 percent in local currency and down 1 percent in U.S. dollars from a year ago.
•	Europe revenue was $72.3 million, up 40 percent in local currency and 53 percent in U.S. dollars from a year ago. European revenue includes the results of TDX Group since the date of its acquisition in the first quarter of 2014.
•	Canada Consumer revenue was $33.2 million, up 3 percent in local currency and down 3 percent in U.S. dollars from a year ago.

Operating margin for International was 21.8 percent in the second quarter of 2014 compared to 28.7 percent in the second quarter of 2013 principally reflecting the near-term effect of recent acquisitions.

Workforce Solutions

Total revenue was $119.4 million in the second quarter of 2014, a 3 percent decrease when compared to the second quarter of 2013.

•	Verification Services revenue was $72.3 million, down 6 percent when compared to a year ago.
•	Employer Services revenue was $47.1 million, up 1 percent when compared to a year ago.

Operating margin for Workforce Solutions was 33.9 percent in the second quarter of 2014 compared to 31.1 percent in the second quarter of 2013.

North America Personal Solutions

Revenue was $54.0 million, a 5 percent increase from the second quarter of 2013. Operating margin was 30.5 percent compared to 27.6 percent in the second quarter of 2013.

North America Commercial Solutions

Revenue was $23.0 million, a 1 percent increase in U.S. dollars and up 3 percent in local currency compared to the second quarter of 2013. Operating margin was 17.3 percent compared to 16.8 percent in the second quarter of 2013.

Full Year and Third Quarter 2014 Outlook

Based on the current level of domestic and international business activity and current trends in foreign exchange rates, consolidated revenue for the full year of 2014 is expected to be between $2.440 billion and $2.465 billion and full year 2014 Adjusted EPS is expected to be between $3.83 and $3.91.

For the third quarter of 2014, consolidated revenue is expected to be between $620 million and $625 million and third quarter 2014 Adjusted EPS is expected to be between $0.96 and $0.99.

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About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, providing businesses of all sizes and consumers with insight and information they can trust. The company’s significant investments in differentiated data, its expertise in advanced analytics to explore and develop new multi-source data solutions, and its leading-edge proprietary technology enable it to create and deliver unparalleled customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 19 countries and is a member of Standard & Poor's (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. In 2013, Equifax was named a Bloomberg BusinessWeek Top 50 company, was #3 in Fortune's Most Admired list in its category, and was named to InfoWeek 500 as well as the FinTech 100. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, July 24, 2014, at 8:30 a.m. (EDT) via a live audio webcast. To access the webcast, go our website at www.investor.equifax.com/events.cfm. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available under “Earnings Releases” at www.investor.equifax.com.

Non-GAAP Financial Measures

This earnings release presents net income and diluted EPS from continuing operations attributable to Equifax which excludes acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” at www.investor.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While we believe these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

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Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include adverse or uncertain economic conditions and changes in credit and financial markets; risks relating to illegal third party efforts to access data or other cybersecurity or physical security breaches; changes in, and the effects of, laws and regulations and government policies governing our business, including our examination and supervision in the U.S. by the Consumer Financial Protection Bureau (“CFPB”) and in the United Kingdom by the Financial Conduct Authority; federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on our investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, including without limitation under the captions “Item 1. Business — Governmental Regulation” and “— Forward-Looking Statements” and “Item 1A, Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2014	2013
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$613.9	$586.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	212.3	198.2
Selling, general and administrative expenses	183.5	186.5
Depreciation and amortization	50.7	44.1
Total operating expenses	446.5	428.8
Operating income	167.4	158.1
Interest expense	(17.4)	(17.6)
Other income, net	0.5	3.5
Consolidated income before income taxes	150.5	144.0
Provision for income taxes	(56.0)	(51.7)
Consolidated income from continuing operations	94.5	92.3
Discontinued operations, net of tax	-	-
Consolidated net income	94.5	92.3
Less: Net income attributable to noncontrolling interests	(1.7)	(1.8)
Net income attributable to Equifax	$92.8	$90.5
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$92.8	$90.5
Discontinued operations, net of tax	-	-
Net income	$92.8	$90.5
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.76	$0.75
Discontinued operations attributable to Equifax	-	-
Net income attributable to Equifax	$0.76	$0.75
Weighted-average shares used in computing basic earnings per share	122.0	121.0
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.75	$0.73
Discontinued operations attributable to Equifax	-	-
Net income attributable to Equifax	$0.75	$0.73
Weighted-average shares used in computing diluted earnings per share	124.3	123.6
Dividends per common share	$0.25	$0.22

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
	June 30,
	2014	2013
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,198.4	$1,153.4
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	419.1	393.3
Selling, general and administrative expenses	358.9	361.0
Depreciation and amortization	101.1	92.0
Total operating expenses	879.1	846.3
Operating income	319.3	307.1
Interest expense	(34.7)	(35.3)
Other (expense) income, net	(1.6)	3.6
Consolidated income from continuing operations before income taxes	283.0	275.4
Provision for income taxes	(102.2)	(98.9)
Consolidated income from continuing operations	180.8	176.5
Discontinued operations, net of tax	-	19.0
Consolidated net income	180.8	195.5
Less: Net income attributable to noncontrolling interests	(4.1)	(3.9)
Net income attributable to Equifax	$176.7	$191.6

Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$176.7	$172.6
Discontinued operations, net of tax	-	19.0
Net income	$176.7	$191.6
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$1.45	$1.43
Discontinued operations attributable to Equifax	-	0.16
Net income attributable to Equifax	$1.45	$1.59
Weighted-average shares used in computing basic earnings per share	122.0	120.7
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$1.42	$1.40
Discontinued operations attributable to Equifax	-	0.15
Net income attributable to Equifax	$1.42	$1.55
Weighted-average shares used in computing diluted earnings per share	124.4	123.4
Dividends per common share	$0.50	$0.44

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EQUIFAX

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013

(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91.7	$235.9
Trade accounts receivable, net of allowance for doubtful accounts of $8.7 and $6.8 at June 30, 2014 and December 31, 2013, respectively	345.3	309.7
Prepaid expenses	43.3	34.5
Other current assets	73.9	68.3
Total current assets	554.2	648.4
Property and equipment:
Capitalized internal-use software and system costs	391.6	388.0
Data processing equipment and furniture	192.2	188.0
Land, buildings and improvements	190.7	185.2
Total property and equipment	774.5	761.2
Less accumulated depreciation and amortization	(482.2)	(472.3)
Total property and equipment, net	292.3	288.9
Goodwill	2,646.0	2,395.1
Indefinite-lived intangible assets	95.5	95.5
Purchased intangible assets, net	1,030.6	973.2
Other assets, net	147.7	138.8
Total assets	$4,766.3	$4,539.9

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$409.8	$296.5
Accounts payable	40.9	19.9
Accrued expenses	98.0	95.4
Accrued salaries and bonuses	54.1	90.2
Deferred revenue	68.0	61.8
Other current liabilities	89.0	98.7
Total current liabilities	759.8	662.5
Long-term debt	1,145.6	1,145.5
Deferred income tax liabilities, net	290.5	263.7
Long-term pension and other postretirement benefit liabilities	72.6	72.4
Other long-term liabilities	56.6	54.8
Total liabilities	2,325.1	2,198.9

Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at June 30, 2014 and December 31, 2013; Outstanding shares - 121.8 and 121.9 at June 30, 2014 and December 31, 2013, respectively	236.6	236.6
Paid-in capital	1,197.7	1,174.6
Retained earnings	3,424.4	3,309.2
Accumulated other comprehensive loss	(299.5)	(312.6)
Treasury stock, at cost, 66.9 shares and 66.8 shares at June 30, 2014 and December 31, 2013, respectively	(2,150.1)	(2,101.2)
Stock held by employee benefits trusts, at cost, 0.6 shares at June 30, 2014 and December 31, 2013, respectively	(5.9)	(5.9)
Total Equifax shareholders' equity	2,403.2	2,300.7
Noncontrolling interests	38.0	40.3
Total equity	2,441.2	2,341.0
Total liabilities and equity	$4,766.3	$4,539.9

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EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2014	2013
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$180.8	$195.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Gain on divestitures	-	(19.0)
Depreciation and amortization	101.2	92.3
Stock-based compensation expense	19.6	16.7
Excess tax benefits from stock-based compensation plans	(10.4)	(7.6)
Deferred income taxes	2.8	(7.5)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(27.8)	(14.5)
Prepaid expenses and other current assets	(15.1)	(3.9)
Other assets	(3.6)	0.6
Current liabilities, excluding debt	(31.9)	(57.2)
Other long-term liabilities, excluding debt	2.2	7.4
Cash provided by operating activities	217.8	202.8
Investing activities:
Capital expenditures	(37.7)	(36.2)
Acquisitions, net of cash acquired	(333.7)	-
Cash received from divestitures	-	47.5
Investment in unconsolidated affiliates, net	3.8	(2.4)
Cash (used in) provided by investing activities	(367.6)	8.9
Financing activities:
Net short-term borrowings (repayments)	131.4	(206.6)
Payments on long-term debt	(15.0)	(15.0)
Treasury stock purchases	(73.4)	-
Dividends paid to Equifax shareholders	(61.2)	(53.2)
Dividends paid to noncontrolling interests	(6.3)	(3.9)
Proceeds from exercise of stock options	24.5	24.3
Excess tax benefits from stock-based compensation plans	10.4	7.6
Other	0.1	(0.6)
Cash provided by (used in) financing activities	10.5	(247.4)
Effect of foreign currency exchange rates on cash and cash equivalents	(4.9)	(6.2)
Decrease in cash and cash equivalents	(144.2)	(41.9)
Cash and cash equivalents, beginning of period	235.9	146.8
Cash and cash equivalents, end of period	$91.7	$104.9

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Common Questions & Answers (Unaudited)

(Dollars in millions)

1.    Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended June 30,
					Local Currency
Operating revenue:	2014	2013	$ Change	% Change	% Change*
Online Consumer Information Solutions	$191.3	$184.8	$6.5	4%
Mortgage Solutions	27.6	32.5	(4.9)	-15%
Consumer Financial Marketing Services	45.2	42.4	2.8	7%
Total U.S. Consumer Information Solutions	264.1	259.7	4.4	2%
Latin America	47.9	48.6	(0.7)	-1%	19%
Europe	72.3	47.1	25.2	53%	40%
Canada Consumer	33.2	34.1	(0.9)	-3%	3%
Total International	153.4	129.8	23.6	18%	23%
Verification Services	72.3	76.7	(4.4)	-6%
Employer Services	47.1	46.5	0.6	1%
Total Workforce Solutions	119.4	123.2	(3.8)	-3%
North America Personal Solutions	54.0	51.5	2.5	5%
North America Commercial Solutions	23.0	22.7	0.3	1%	3%
Total operating revenue	$613.9	$586.9	$27.0	5%	6%

(in millions)	Six Months Ended June 30,
					Local Currency
Operating revenue:	2014	2013	$ Change	% Change	% Change*
Online Consumer Information Solutions	$369.8	$360.4	$9.4	3%
Mortgage Solutions	52.0	62.1	(10.1)	-16%
Consumer Financial Marketing Services	86.2	82.3	3.9	5%
Total U.S. Consumer Information Solutions	508.0	504.8	3.2	1%
Latin America	94.5	95.1	(0.6)	-1%	21%
Europe	138.2	91.7	46.5	51%	39%
Canada Consumer	64.6	66.7	(2.1)	-3%	4%
Total International	297.3	253.5	43.8	17%	23%
Verification Services	136.2	145.5	(9.3)	-6%
Employer Services	102.9	101.4	1.5	1%
Total Workforce Solutions	239.1	246.9	(7.8)	-3%
North America Personal Solutions	108.1	102.6	5.5	5%
North America Commercial Solutions	45.9	45.6	0.3	1%	3%
Total operating revenue	$1,198.4	$1,153.4	$45.0	4%	5%

(in millions)	Three Months Ended June 30,
		Operating		Operating
Operating income:	2014	Margin	2013	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$109.5	41.5%	$104.3	40.2%	$5.2	5%
International	33.4	21.8%	37.2	28.7%	(3.8)	-10%
Workforce Solutions	40.5	33.9%	38.3	31.1%	2.2	6%
North America Personal Solutions	16.5	30.5%	14.2	27.6%	2.3	16%
North America Commercial Solutions	4.0	17.3%	3.8	16.8%	0.2	4%
General Corporate Expense	(36.5)	nm	(39.7)	nm	3.2	8%
Total operating income	$167.4	27.3%	$158.1	26.9%	$9.3	6%

(in millions)	Six Months Ended June 30,
		Operating		Operating
Operating income:	2014	Margin	2013	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$204.3	40.2%	$196.2	38.9%	$8.1	4%
International	62.8	21.1%	71.9	28.4%	(9.1)	-13%
Workforce Solutions	79.2	33.1%	75.7	30.7%	3.5	5%
North America Personal Solutions	31.8	29.4%	28.7	28.0%	3.1	11%
North America Commercial Solutions	8.4	18.3%	8.7	19.1%	(0.3)	-3%
General Corporate Expense	(67.2)	nm	(74.1)	nm	6.9	9%
Total operating income	$319.3	26.6%	$307.1	26.6%	$12.2	4%

nm - not meaningful

* Reflects percentage change in revenue conforming 2014 results using 2013 exchange rates.

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Common Questions & Answers (Unaudited)

(Dollars in millions)

2.    Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
U.S. Consumer Information Solutions	$21.3	$18.1	$42.7	$36.4
International	10.9	6.1	21.8	12.1
Workforce Solutions	10.7	12.9	21.7	29.5
North America Personal Solutions	1.9	1.7	3.7	3.3
North America Commercial Solutions	0.9	1.0	1.7	2.1
General Corporate Expense	5.0	4.3	9.5	8.6
Total depreciation and amortization	$50.7	$44.1	$101.1	$92.0

3.    What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended June 30, 2014
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(2.1)	-6%	$(1.0)	-7%
Canada Commercial	(0.4)	-2%	(0.2)	-4%
Europe	6.2	13%	0.9	8%
Latin America	(9.9)	-20%	(4.1)	-24%

	Six Months Ended June 30, 2014
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(5.0)	-7%	$(2.4)	-8%
Canada Commercial	(0.9)	-2%	(0.4)	-4%
Europe	10.3	12%	1.2	6%
Latin America	(20.4)	-22%	(8.6)	-25%

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.    Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense:

	Three Months Ended
	June 30,
	2014	2013	$ Change	% Change

Net income from continuing operations attributable to Equifax	$92.8	$90.5	$2.3	3%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	26.9	22.9	4.0	17%
Net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$119.7	$113.4	$6.3	5%
Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$0.96	$0.92	$0.04	5%
Weighted-average shares used in computing diluted EPS	124.3	123.6

	Six Months Ended
	June 30,
	2014	2013	$ Change	% Change

Net income from continuing operations attributable to Equifax	$176.7	$172.6	$4.1	2%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	53.9	48.4	5.5	11%
Net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$230.6	$221.0	$9.6	4%
Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$1.85	$1.79	$0.06	4%
Weighted-average shares used in computing diluted EPS	124.4	123.4

nm – not meaningful

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Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS and net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles.  These financial measures are not prepared in conformity with GAAP.  Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

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